NeuroMetrix Reports First Quarter 2014 Financial Results and
Business Highlights

-	Record number of SENSUS™ devices sold
-	Launch of second generation SENSUS device
-	Strong growth in domestic DPNCheck® tests
-	Progress toward DPNCheck launch in Japan

WALTHAM, Mass., April 24, 2014 (BUSINESS WIRE) — NeuroMetrix, Inc. (the “Company”) (Nasdaq: NURO), an innovative health care company that develops wearable medical technology and point-of-care tests to help patients and physicians manage chronic pain, nerve diseases, and sleep disorders, today reported business and financial highlights for the quarter ended March 31, 2014.

The Company operates in two primary markets – wearable medical technology and point-of-care tests. The Company’s SENSUS device is a wearable transcutaneous electrical nerve stimulator indicated for management of chronic pain, and is the only such device cleared by the FDA for use during sleep. It is lightweight and can be worn during the day while remaining active, and at night while sleeping. SENSUS is beneficial in treating various forms of chronic pain, particularly neuropathic pain such as painful diabetic neuropathy, which affects about one quarter of people with diabetes. The Company’s point-of-care neuropathy test, DPNCheck, addresses an unmet medical need for accurate and cost-effective screening, diagnosing and monitoring of peripheral neuropathies such as diabetic peripheral neuropathy. DPNCheck has found growing acceptance among Medicare Advantage plans where it is used in the clinically and financially important risk adjustment process.

The Company reported recent highlights:

•	A SENSUS distribution agreement was signed with DJO Global, which is a leading manufacturer and distributor of pain therapy and rehabilitation products. DJO Global has a national sales reach through its domestic direct sales force.
•	SENSUS device sales increased to 1,448 devices in Q1 2014 from 145 devices in Q1 2013 and 358 devices in Q4 2013.
•	A second generation SENSUS device was launched with a thinner profile and hardware improvements.
•	Domestic DPNCheck sales, mostly consisting of neuropathy testing by Medicare Advantage plans, increased to 16,050 tests in Q1 2014 from 3,900 tests in Q1 2013. This business may have a degree of seasonality, reflecting the December 31 annual deadline for collecting risk adjustment data.
•	Substantial progress was made during Q1 towards commercial launch of DPNCheck in Japan, including the key regulatory filing. Pending approval timelines, a commercial launch is feasible for Q2 2014
•	Worldwide revenue from SENSUS and DPNCheck increased to $473,000 in Q1 2014 from $349,000 reported in Q1 2013, a 36% year over year increase.
•	The Company’s legacy ADVANCE business, which is managed for cash flow, continued to generate contributory funding with an estimated $450,000 in gross profit in Q1 2014.

“DJO Global’s sales force delivered immediate results under our new distribution agreement,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “Their first quarter performance suggests the potential for rapid SENSUS growth. In the point-of-care testing market, Omron Healthcare is diligently laying the groundwork for DPNCheck in Japan. This is a unique market with a combination of physician reimbursement for nerve conduction testing and an approved pharmacological agent for treating diabetic peripheral neuropathy. Omron has a strong presence in the Japan market through complementary products and broad, established distribution.”

The Company reported its financial results for Q1 2014. Total revenues were $1.33 million, slightly below $1.40 million for Q1 2013. Gross profit was 53.8 percent of total revenues compared to 59.3 percent in Q1 2013. Operating expenses were $2.5 million compared to $3.1 million in Q1 2013. The Company recorded a non-cash credit of $0.5 million for the revaluation at fair value of outstanding common stock warrants. Net loss was $1.2 million, or $0.21 per share. This compared to a net loss of $2.3 million for Q1 2013, or $1.06 per share. NeuroMetrix reported net cash usage of $1.6 million and ended the period with cash resources of $7.6 million

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, April 24, 2014 at 8:00 a.m., Eastern time. To access the call in the United States, dial 866-515-2913 and use the confirmation code 40938233. Internationally, the conference call may be accessed by dialing 617-399-5127 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.neurometrix.com under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 888-286-8010, domestically and 617-801-6888, internationally. The confirmation code to access the replay is 46916035. The replay will be available for two weeks after the conference call.

About NeuroMetrix

NeuroMetrix is an innovative health-care company that develops wearable medical technology and point-of-care tests that help patients and physicians better manage chronic pain, nerve diseases, and sleep disorders. The Company has a major focus on diabetic neuropathies, which affect over 50% of people with diabetes. If left untreated, diabetic neuropathies trigger foot ulcers that may require amputation and cause disabling chronic pain. The annual cost of diabetic neuropathies has been estimated at $14 billion in the United States. The company markets the SENSUS device for treating chronic pain, focusing on physicians managing patients with neuropathic pain such as painful diabetic neuropathy. The company also markets DPNCheck, which is a rapid, accurate, and quantitative point-of-care test for peripheral neuropathies such as diabetic neuropathy. This product is used to detect neuropathies at an early stage and to guide treatment. For more information, please visit http://www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations relating to the adoption of SENSUS and NC-stat DPNCheck, our ability to build a successful business focused on diabetic and adjacent neuropathies, our hope of expanding our commercial sales channels for our products and our hope of expanding SENSUS national distribution to rapidly expand SENSUS awareness and sales. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, our estimates of future performance, and our ability to successfully develop, receive regulatory clearance or approval, commercialize and achieve market acceptance for any of our products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

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Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

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NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarter Ended
	March 31,
	2014	2013

Revenues	$1,331,537	$1,401,454
Cost of revenues	615,081	569,784
Gross profit	716,456	831,670
Operating expenses:
Research and development	863,718	1,073,419
Sales and marketing	446,216	779,841
General and administrative	1,146,757	1,233,594
Total operating expenses	2,456,691	3,086,854
Loss from operations	(1,740,235)	(2,255,184)
Interest income	1,036	1,769
Change in fair value of warrant liability	514,600
Net loss	$(1,224,599)	$(2,253,415)
Net loss per common share data, basic and diluted	$(0.21)	$(1.06)

Condensed Balance Sheets

(Unaudited)

	March 31,	December 31,
	2014	2013

Cash and cash equivalents	$7,583,538	$9,195,753
Other current assets	1,672,768	1,370,774
Noncurrent assets	199,332	230,236
Total assets	$9,455,638	$10,796,763
Current liabilities	$1,969,812	$1,647,908
Noncurrent liabilities:
Common stock warrants	1,424,003	1,938,603
Other	14,963	15,277
Stockholders’ equity	6,046,860	7,194,975
Total liabilities and stockholders’ equity	$9,455,638	$10,796,763

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